EXHIBIT 99.1

CONTACT:	William E. Koziel Chief Financial Officer (847) 597-8800

Così, Inc. Announces Leadership Transition

DEERFIELD, IL – June 11, 2013 – Così, Inc. (NASDAQ: COSI), the fast casual restaurant company, today announced that its Board of Directors has appointed Executive Chairman of the Board Stephen Edwards, 50, as Chief Executive Officer and President of the Company following the resignation of Carin Stutz, 56.  Stutz has resigned as Chief Executive Officer and President of the Company and as a member of the Board of Directors, effective immediately, to pursue other opportunities.

“On behalf of the Board, I would like to thank Carin for her service to Così,” said Edwards.  “We wish Carin well in her future endeavors.”

In appointing the new CEO, the Board of Directors emphasized that the Company’s first priority must be to shrink its cost structure, limit its need for capital investment and become a profitable business.  At the same time, Così must adopt a strategy for rejuvenation and growth.  To that end, Edwards will lead Così’s efforts to evaluate its existing portfolio of restaurants to identify refranchising opportunities with new and existing franchisees as part of its overall effort to accelerate franchise growth.  “Our franchise partners have proven that they can operate successful restaurants under our brand,” stated Edwards.  “Our focus will be to give these partners and other entrepreneurs like them the tools they need to grow the Così system.”  Edwards will also lead the initiative already underway to exit a number of underperforming locations.  Finally, as part of the restructuring effort, Così implemented reductions in its administrative workforce today that will result in an annual savings of approximately $1.0 million.

“Così is a great brand,” said Edwards.  “Our mission is to create a business model that builds on the strength of our brand while generating profits for our shareholders.  And to do so quickly.”

About Così, Inc.
Così® (http://www.getcosi.com) is a national fast casual restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open-flame stone-hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 74 Company-owned and 50 franchise restaurants operating in sixteen states, the District of Columbia and the United Arab Emirates. The Così® vision is to become America's favorite fast casual restaurant by providing customers authentic, innovative, savory hand-crafted food while remaining an affordable luxury.

The Così® menu features Così® sandwiches, freshly-tossed salads, breakfast wraps, melts, soups, Così® Squagels®, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“Così,” “(Sun & Moon Design)” and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2013 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.